Exhibit 99.1

CONTACT:	Patrick D. Spangler, CFO ev3 Inc.
9600 54th Avenue North
Plymouth, Minnesota 55442
(763) 398-7000
pspangler@ev3.net

ev3 Inc. Reports First Quarter Financial Results

Net Sales Grow by 53% Compared to Year-Ago Period

– Conference Call Scheduled for May 2, 2006 at 8:00 a.m. CT;

Simultaneous Webcast at www.ev3.net –

Plymouth, MN – May 2, 2006 – ev3 Inc. (NASDAQ:  EVVV), a global endovascular device company, reported today its financial results for its fiscal first quarter of 2006.

ev3’s net sales in the first quarter of 2006 were $42.2 million, an increase of 53% versus net sales of $27.7 million in the first quarter of 2005. This growth was generated internally and reflected strong net sales growth in all of ev3’s reported product lines and geographic markets. This growth was primarily driven by continued improvement in sales force productivity and increased market penetration of products introduced over the prior 18 months.  Unfavorable currency exchange rate changes reduced first quarter 2006 net sales by $1.2 million and reduced the growth rate compared to the first quarter of 2005 by 4 percentage points.

Jim Corbett, President and CEO of ev3 Inc, commented, “As is often the case for a company that it is experiencing revenue growth of 50% or better, the first quarter of 2006 was an eventful, but also challenging period for ev3.  We are pleased with the breadth of our geographic and product line growth, especially the 86% and 84% sales gains recorded by our embolic products and stent product lines, respectively.  We also are very excited about the FDA clearances for the SpideRX distal protection device and the Protégé Everflex self-expanding stent.  These approvals have set the stage for continued growth in the 50% range for the balance of 2006.  However, recent communications with the FDA suggest that two additional submissions, our Spider SVG and the Create PMA (Spider/Protégé carotid stenting system), will experience delays relative to our previous expectations.  In addition, the relocation of our neurovascular division temporarily interrupted supply and detracted somewhat from our first quarter top line performance.  Despite such challenges, we remain enthusiastic and optimistic about ev3’s ability to generate high growth in our target peripheral vascular and neurovascular markets.”

ev3’s loss from operations of $25.1 million in the first quarter of 2006 represents an improvement of $4.2 million, or 14%, from the first quarter of 2005.  The current quarter loss from operations includes a charge for in-process research and development acquired as part of the purchase of the remaining outstanding minority interest in ev3 Neurovascular, formerly Micro Therapeutics, Inc., which was completed on January 6, 2006. In addition, the quarter includes non-cash charges associated with stock-based compensation as well as certain cash charges related to litigation and business development activities that were higher than historical run rates.  Excluding these items, loss from operations, as adjusted, improved $11.0 million, or 39%, to $17.1 million in the first quarter of 2006 from $28.1 million in the first quarter of 2005.  Loss from operations, as adjusted, is reconciled to loss from operations immediately following the detail of sales by geography later in this press release.

Cost of goods sold as a percentage of net sales for the first quarter of 2005 decreased to 39.0% of sales from 43.7% in the comparable period from the prior year.  ev3’s improvement in cost of goods sold as a percentage of net sales continues to be driven by increased production volumes, the benefits of consolidating manufacturing facilities during the first half of 2005, ongoing investment in manufacturing capabilities, and other cost reduction initiatives.

ev3’s net loss attributable to common shareholders for the first quarter of 2006 was $24.5 million or $0.44 per common share, compared to $38.8 million or $14.94 per common share in the first quarter 2005.  Total weighted average common shares outstanding used in the per share calculations were 55.9 million and 2.6 million for the first quarter of 2006 and 2005, respectively.

ev3’s loss before interest, taxes, depreciation and amortization (“EBITDA”) was $19.5 million and $23.0 million for the first quarter of 2006 and 2005, respectively.  Excluding the charges previously described in deriving loss from operations, as adjusted, as well as certain other EBITDA-related items, EBITDA, as adjusted, improved $14.0 million, or 55%, to a loss of $11.6 million in the first quarter of 2006 from a loss of $25.6 million in the first quarter of 2005.  EBITDA and adjusted EBITDA are reconciled to our consolidated statement of operations immediately following the detail of sales by geography later in this press release.

Corbett continued, “We made significant progress operationally this quarter as evidenced by the improvement in EBITDA, as adjusted, which was $14.0 million, or 55%, better than the first quarter of

2005.  This was accomplished through a combination of our 53% increase in sales, nearly 5 points of gross margin improvement and good management of controllable expenses.  Unfortunately, we also incurred non-cash charges related to the purchase of the minority interest in ev3 Neurovascular as well as higher than planned litigation and business development costs.  However, we remain confident in our ability to achieve positive EBITDA, excluding non-cash stock-based compensation charges, by the fourth quarter of 2006 through continued sales growth, gross margin improvements and expense control.”

Sales Review

Cardio peripheral segment net sales in the first quarter were $25.3 million, representing an increase of 50% compared with the prior year quarter.  Within the cardio peripheral business segment, stent sales were $13.1 million in the first quarter, representing an increase of 84% over the prior year quarter.  Sales of thrombectomy and embolic protection products were $4.0 million in the first quarter of 2006 an increase of 25% compared with the prior year quarter.  Sales of procedural support and other cardio peripheral products were $8.2 million in the first quarter, representing an increase of 27% over the prior year quarter.  The largest contributors to the growth of the cardio peripheral segment continue to be ev3’s new stent products and the United States sales of PTA balloon catheters.

Neurovascular segment net sales were $16.9 million in the first quarter, representing an increase of 56% versus the year-ago quarter.   Within the neurovascular business segment, sales of embolic products were $7.4 million in the first quarter, an increase of 86% over the same quarter in the prior year.  Sales of neurovascular access and delivery products were $9.5 million in the first quarter, an increase of 39% over the prior year quarter.  The primary growth drivers for the neurovascular segment were the continued market penetration by both the Onyx Liquid Embolic System for the treatment of brain arterio-venous malformations (“AVM’s”) and the Nexus family of embolic coils, as well as growth in virtually all of our neuro access and delivery products.

On a geographic basis, ev3’s first quarter United States net sales were $24.8 million, representing an increase of 75% over the prior year quarter, and first quarter international net sales were $17.4 million, representing an increase of 29% over the prior year quarter.  The reported growth rate for international sales was reduced by approximately 9 percentage points due to unfavorable currency exchange rate changes.

Outlook

Based primarily on delays in FDA actions that are now anticipated for the two pending submissions noted above, ev3 has lowered its annual net sales guidance range to $196 to $208 million, representing net sales growth targets ranging from 47% to 56% over 2005.  The previous net sales range was $200 to $220 million. ev3 expects its net sales in the second quarter to be in the range of $45 to $49 million, representing growth rates of 43% to 55% over the second quarter of 2005.  ev3 also expects its quarterly operating losses to be reduced further as compared to its quarterly operating losses for 2005.

Earnings Call Information

ev3 will host a conference call today, May 2, 2006, beginning at 8:00 a.m. CT to review its results of operations for the first quarter of 2006 and other recent events and to discuss its 2006 business outlook.  Discussions during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s net sales, cost of goods sold, operating expenses, distribution arrangements, clinical studies, regulatory status, and financial position, and comments the company may make about its future in response to questions from participants on the conference call.  Any interested party may listen to the conference call through a live audio Internet broadcast at www.ev3.net.  For those unable to listen to the live broadcast, a playback of the webcast will be available at www.ev3.net for approximately 90 days. Those without Internet access may join the call from within the U.S. by dialing 800-706-7741; outside the U.S. dial 617-614-3471 passcode 32843356 ..  A playback of the conference call will be available from 10:30 a.m. CT, May 2, 2006 until noon on May 9, 2006 by dialing 888-286-8010 (United States) or 617-801-6888 (International), passcode 55776262.

ev3 and the ev3 logo are trademarks of ev3 Inc., registered in the U.S. and other countries.

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties relate, but are not limited, to, in no particular order:  product demand and market acceptance; the impact of competitive products and pricing;  delays in regulatory approvals and the introduction of new products; and success of clinical testing.  More detailed information on these and additional factors which could affect ev3 Inc.’s operating and financial results are described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.  ev3 Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces.  Additionally, ev3 Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

ev3 Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	April 2,	April 3,
	2006	2005

Net sales	$42,237	$27,682

Operating expenses
Cost of goods sold (a)	16,488	12,109
Sales, general and administrative (a)	37,861	31,860
Research and development (a)	6,774	10,326
Amortization of intangible assets	4,243	2,655
(Gain) loss on sale or disposal of assets, net	170	53
Acquired in-process research and development	1,786	—
Total operating expenses	67,322	57,003

Loss from operations	(25,085)	(29,321)

Other (income) expense:
Gain on sale of investments, net	—	(3,733)
Interest (income) expense, net	(699)	5,708
Minority interest in loss of subsidiary	—	(21)
Other (income) expense, net	(54)	1,092
Loss before income taxes	(24,332)	(32,367)

Income tax expense	169	2

Net loss	(24,501)	(32,369)

Accretion of preferred membership units to redemption value	—	6,426

Net loss attributable to common shareholders	$(24,501)	$(38,795)

Net loss per common share attributed to common shareholders (basic and diluted) (b)	$(0.44)	$(14.94)

Weighted average common shares outstanding (b)	55,944,925	2,613,823

(a) Includes stock-based compensation charges of:
Cost of goods sold	$214	$112
Sales, general and administrative	1,366	454
Research and development	214	245
	$1,794	$811

(b)         Net loss per common share attributed to common shareholders and weighted average common shares outstanding reflect the June 21, 2005 1-for-6 reverse stock split for all periods presented.

ev3 Inc.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	April 2,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$37,365	$69,592
Short-term investments	18,650	12,000
Accounts receivable, less allowance of $3,677 and $3,607, respectively	30,948	28,519
Inventories	34,079	32,987
Prepaid expenses and other assets	5,815	7,042
Other receivables	1,430	1,535
Total current assets	128,287	151,675

Restricted cash	3,344	3,102
Property and equipment, net	19,171	17,877
Goodwill	149,160	94,456
Other intangible assets, net	49,691	26,230
Other assets	3,245	3,488
Total assets	$352,898	$296,828

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,451	$11,716
Accrued compensation and benefits	11,055	14,612
Accrued liabilities	12,188	11,343
Total current liabilities	32,694	37,671

Other long-term liabilities	741	852
Total liabilities	33,435	38,523

Minority interest	—	12,850

Stockholders’ equity

Common stock: $0.01 par value; 100,000,000 shares authorized; issued and outstanding: 56,524,877 and 49,350,647, respectively	565	493
Additional paid in capital	905,377	807,032
Accumulated deficit	(586,708)	(562,207)
Accumulated other comprehensive loss	229	137
Total stockholders’ equity	319,463	245,455
Total liabilities and stockholders’ equity	$352,898	$296,828

ev3 Inc.

SELECTED SALES INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

SALES BY SEGMENT

	Three Months Ended
	April 2,	April 3,
	2006	2005	% change
Cardio Peripheral
Stents	$13,046	$7,098	84%
Thrombectomy and embolic protection	4,037	3,238	25%
Procedural support and other	8,249	6,505	27%
Total cardio peripheral	25,332	16,841	50%

Neurovascular
Embolic products	7,383	3,978	86%
Neuro access and delivery products	9,522	6,863	39%
Total neurovascular	16,905	10,841	56%

Total company	$42,237	$27,682	53%

SALES BY GEOGRAPHY

	Three Months Ended
	April 2,	April 3,
	2006	2005	% change
United States	$24,774	$14,121	75%
International	17,463	13,561	29%

Total net sales	$42,237	$27,682	53%

ev3 Inc.

NON GAAP FINANCIAL MEASURES

(Dollars in thousands)

(unaudited)

	Three Months Ended
	April 2,	April 3,
	2006	2005

Reconciliation of loss from operations to loss from operations, as adjusted:

Loss from operations, as reported (GAAP basis)	$(25,085)	$(29,321)

Stock-based compensation	1,794	811
Acquired in-process research and development	1,786	—
Litigation and business development expenses	4,371	386 (1)
Loss from operations, as adjusted	$(17,134)	$(28,124)

Reconciliation of net loss to EBITDA, as adjusted:

Net loss, as reported (GAAP basis)	$(24,501)	$(32,369)

Interest (income) expense, net	(699)	5,708
Income tax expense	169	2
Depreciation and amortization	5,517	3,623
EBITDA	$(19,514)	$(23,036)

Non-cash charges:
Stock-based compensation	1,794	811
Acquired in-process research and development	1,786	—

Cash charges (gains):
Gain on sale of investment	—	(3,733)
Litigation and business development	4,371	386 (1)
EBITDA, as adjusted	$(11,563)	$(25,572)

(1)          Litigation and business development costs for the first quarter of 2005 are net of a reimbursement of $950 thousand of previously expensed litigation costs which was received under the terms of an interim settlement in a United Kingdom litigation matter.

ev3 uses non-GAAP financial measures, as outlined above, as a supplemental measure of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges.  ev3 also believes that the presentation of these measures provides useful information to investors in evaluating the Company’s operations, period over period.  Non-GAAP measures have limitations as  analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under Generally Accepted Accounting Principles (GAAP).